UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2013

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2013, WPX Energy, Inc. (the “Company” or “WPX Energy”) issued a press release announcing that Ralph A. Hill is resigning as President and Chief Executive Officer and as a member of the Board of Directors of the Company. Mr. Hill is also resigning from each of the positions he holds at the Company’s subsidiaries. The resignations are effective as of December 31, 2013.

In connection with Mr. Hill’s resignation, the Company and Mr. Hill entered into a retirement agreement, dated as of December 16, 2013 (the “Retirement Agreement”), which is being filed as Exhibit 10.1 to this Current Report. The Retirement Agreement provides that Mr. Hill will be entitled to (i) continued eligibility for payment under the Company’s 2013 Annual Incentive Plan, payable in 2014, (ii) a payment of $3,120,000, an amount equal to two times his annual base salary and target bonus, payable in two installments, (iii) continuation of health benefits for 18 months following March 31, 2014, subject to applicable COBRA conditions, (iv) outplacement services up to $50,000, and (v) reimbursement of legal expenses arising from his separation from the Company up to $50,000. In addition, from the date of his resignation through March 31, 2014, Mr. Hill shall remain an employee of the Company with a monthly salary of $35,000. With respect to equity awards that the Company has granted to Mr. Hill, (i) all stock options that are vested as of March 31, 2014, shall remain exercisable for six months or, if earlier, the expiration of the option term, (ii) all time-based restricted stock units shall become fully vested on March 31, 2014, and shall be payable within five days of September 30, 2014, and (iii) all performance-based restricted stock units shall become fully vested on a pro rata basis through March 31, 2014, and shall be payable within the time periods applicable to such performance-based restricted stock units (but no earlier than a date that is within five days of September 30, 2014), provided that the Compensation Committee of the Board of Directors determines that the applicable performance measures for such restricted stock units have been satisfied. All incentive compensation paid to Mr. Hill shall remain subject to the Company’s standard recoupment or “clawback” policy, as described in the Company’s most recent proxy statement to stockholders.

All payments and benefits to which Mr. Hill is entitled under the Retirement Agreement are conditioned on his execution and delivery of a general release of claims against the Company. The Retirement Agreement also includes a number of covenants to which Mr. Hill has agreed, including but not limited to (i) maintaining the confidentiality of proprietary Company information, (ii) non-competition in the business of exploration and production of oil and natural gas until June 30, 2014, (iii) non-solicitation of Company employees, and (iv) cooperation with the Company in the event of litigation against the Company by a third party.

The foregoing summary of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement that is included in this Current Report as Exhibit 10.1 and is incorporated herein in its entirety.

In connection with the departure of Mr. Hill, the Board appointed James J. Bender, as of December 31, 2013, as the Company’s interim President and Chief Executive Officer and a member of Class II of the Board of Directors. Mr. Bender, age 57, has served as the Company’s Senior Vice President and General Counsel since April 2011. Mr. Bender has served as a member of the board of directors of Two Harbors Investment Corp. since May 2013. Mr. Bender served as Senior Vice President and General Counsel of The Williams Companies, Inc. from December 2002 until December 31, 2011 and General Counsel of Williams Partners GP LLC, the general partner of Williams Partners L.P., from September 2005 until December 31, 2011. Mr. Bender served as the General Counsel of the general partner of Williams Pipeline Partners L.P., from 2007 until its merger with Williams Partners L.P. in August 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated December 17, 2013, issued by WPX Energy, Inc.

10.1	Retirement Agreement, dated December 16, 2013, between WPX Energy, Inc. and Ralph A. Hill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 17, 2013, issued by WPX Energy, Inc.

Exhibit 10.1	Retirement Agreement, dated December 16, 2013, between WPX Energy, Inc. and Ralph A. Hill.